UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2026

Fidelity Private Credit Fund

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01571	88-6585799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Summer Street Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 563-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

April 2026 Distributions

On April 24, 2026, the Fund declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Stockholder Servicing Fee	Net Distributions
Class I Common Shares	$0.1750	$—	$0.1750
Class S Common Shares	$0.1750	$0.0177	$0.1573
Class D Common Shares	$0.1750	$0.0052	$0.1698

The distributions for each class of Shares are payable to shareholders of record as of the open of business on April 30, 2026, and will be paid on or about May 29, 2026.

Additionally, on April 24, 2026, the Fund declared variable supplemental distributions for each class of its Shares in the amount of $0.0160 per share. The variable supplemental distributions are payable to shareholders of record as of the open of business on April 30, 2026, and will be paid on or about May 29, 2026.

These distributions will be paid in cash or reinvested in shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01 Other Events

Net Asset Value

The net asset value (“NAV”) per share of each class of the Fund as of March 31, 2026, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of March 31, 2026
Class I Common Shares	$24.95
Class S Common Shares	$24.93
Class D Common Shares	$24.95

As of March 31, 2026, the Fund’s aggregate NAV was $1.3 billion, the fair value of its investment portfolio was $2.5 billion and it had principal debt outstanding of $1.2 billion, resulting in a debt-to-equity ratio of approximately 0.87 times.

Additional Commentary

Market Update

Tensions in the Middle East pushed the price of Brent crude oil to as high as $120, reignited inflation concerns and pushed out expectations for near term policy easing.1 Intermediate and long-dated Treasuries rose roughly 30 to 50 bps from late February to quarter-end, a 30 bps move in the 10-year in a single month without a Fed policy change during a geopolitical shock.1 Major indices declined concurrently, and overall leveraged loan activity fell approximately 32% year over year, the slowest start since 2020.2

Software valuations reset3, accelerating in February and putting private markets in focus given the sector’s prominence in sponsor-backed buyouts. Together with the late quarter energy shock, the software reset tightened financial conditions, reduced new activity and shifted terms toward lenders.

Performance Update

Since inception, and through multiple periods of market volatility, the Fund has continued to deliver current income and long-term capital appreciation to its shareholders. The Fund has earned net investment income of $7.64 per share, resulting in $7.69 in distributions paid from March of 2023 through March of 2026.

In the first quarter of 2026, the Fund earned net investment income of $0.57 per share and distributed ($0.57) per share. The Fund’s monthly valuation process incorporated changes in asset performance and market conditions in the Fund’s NAV, resulting in a net realized and unrealized loss of ($0.12) in the quarter. The other unrealized value was ($0.03) per share, representing a non-cash valuation change on an interest rate swap associated with the Fund’s unsecured fixed-rate debt. The swap is a hedge that better aligns the Fund’s liabilities with the Fund’s predominantly floating-rate assets. It is prudent risk management, not trading. The mark will move with rates but is expected to trend toward zero over the life of the contract.

This resulted in a quarter-to-date total net return of 1.71% (Class I)4, and the Fund ending March with the direct lending portfolio carrying a weighted-average mark of 98.75.The Fund outperformed leverage loans by 226 bps6 and high yield bonds by 226 bps7, supported by the Fund’s modest software exposure, conservative structures and steady income.

The Fund remains focused on delivering results over a full cycle, rather than optimizing for any single quarter.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $4.0 billion in Shares (the “Offering”). The following table lists the Shares and total consideration for the Offering and the Private Offering as of the date of this filing (through the April 1, 2026 subscription date). The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued		Total Consideration (1)
Offering:
Class I Common Shares	53,813,312		$1,371.8 million
Class S Common Shares	112,816		$2.9 million
Class D Common Shares	496	$	— million
Private Offering:
Class I Common Shares	300,423		$7.6 million
Class S Common Shares	—	$	— million
Class D Common Shares	—	$	— million
Total Offering and Private Offering*	54,227,047		$1,382.3 million

* Amounts may not sum due to rounding.

(1) Total consideration for Class D Common Shares as of April 1, 2026 was approximately $12.7 thousand.

End Notes

1.
Source: Bloomberg L.P., Brent crude oil prices represented by the front-month ICE Brent futures contract. Intermediate treasury represented by the US 10-Year Treasury Note yield and Long treasury by the US 30-Year Treasury Bond yield.
2.
Source: Pitchbook LCD Q1-2026 US Credit Markets Quarterly Wrap
3.
Source: “Software valuations” is represented by S&P North American Technology Software Index
4.
Total Net Return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested) divided by the beginning NAV per share. The return shown is derived from unaudited financial information and are net of all Fund expenses, including general and administrative expenses, transaction related expenses, management fees, incentive fees, and share class specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. Past performance does not predict future returns. The returns have been prepared using unaudited data and valuations of the underlying investments in the Fund’s portfolio, which are estimates of fair value and form the basis for the Fund’s NAV.
5.
A third-party valuation agent performs monthly valuation on all direct loan investments based upon unaudited reports from the underlying investments that may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated, and the differences could be material.
6.
Source: Morningstar LSTA US Leveraged Loan Index.
7.
Source: ICE BofA US High Yield Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity Private Credit Fund

Date: April 24, 2026	By:	/s/ Heather Bonner
Name: Heather Bonner
Title: President and Treasurer